Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ovid Therapeutics Inc.:

We consent to the use of our report included in the annual report on Form 10-K of Ovid Therapeutics Inc. for the year ended December 31, 2020 incorporated by reference herein.

/s/ KPMG LLP

New York, New York

March 17, 2021